Exhibit 99.2

DATE PROVIDED: OCTOBER 19, 2018

SEPARATION AGREEMENT AND RELEASE

This SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is entered into by and between Idera Pharmaceuticals, Inc., having a place of business at 505 Eagleview Blvd., Suite 212, Exton, PA 19341 (the “Company”) and Louis J. Arcudi, III, located at 4 Whitney Road, Hopedale, MA 01747 (“Employee”).

1.             Separation Date. Employee’s employment will terminate effective as of October 31, 2018 (the “Separation Date”). Employee hereby resigns, effective as of the Separation Date, from any and all positions Employee holds as an officer, director or otherwise with respect to the Company, its subsidiaries and its affiliates.

2.             Payments and Benefits.

a.             Accrued Compensation:  The Company agrees that on the Separation Date the Company will pay to Employee all then-vested and accrued but unpaid base salary or wages and benefits in connection with the services Employee rendered on behalf of the Company up to and including the Separation Date (the “Accrued Compensation”).

b.             Expense Reimbursement: The Company agrees to reimburse Employee in accordance with its standard policies in effect as of the Separation Date for the reasonable and ordinary expenses incurred by Employee in connection with the services Employee rendered on behalf of the Company up to and including the Separation Date; provided, however, that all such expenses and necessary documentation are included with a final expense report submitted by Employee with the Company within 5 business days of the Separation Date.

c.             Share Awards: As of the Termination Date, to the extent that Employee holds Company equity awards that are outstanding as of the Separation Date, the Employee’s rights and entitlements with respect to each such equity award will be governed by the applicable Company equity plan and award agreement evidencing such award, except as set forth in this Agreement.

d.             401(k) Savings Plan and Employee Stock Purchase Plan. Employee’s rights under the 401(k) Savings Plan and Employee Stock Purchase Plan, and any rollover or other options or distribution rights, will be set forth as in such plans and the Company’s policies.

e.             Health Coverage Eligibility:  Employee’s current medical, dental and vision coverage will continue through the last day of the month in which the Separation Date occurs. Following the Separation Date, if this Agreement is not executed, Employee will have the right to elect to continue current health insurance coverage at his/her own expense under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Details regarding this option shall be provided to Employee under separate cover.

f.             Other Benefits:  Provided that this Agreement becomes effective in accordance with Section 19 and Employee complies with Employee’s obligations under this Agreement, the Company will provide the following additional payments and benefits:

(1)           Severance Pay:  The Company agrees to pay Employee separation payments in the total gross amount of $525,115 to be paid in approximately equal installments over the 12 month period following the Separation Date (the “Separation Period”), with payments beginning with the first practicable regularly scheduled payroll date following the expiration of the revocation period as specified in Section 19 below (and any payments that would otherwise have been made prior to such payroll date shall instead be made on such payroll date).

(2)           Pro-rated Bonus:  The Company agrees to pay Employee a lump sum payment equal to $103,182.50 , which represents the product of (I) the greater of (a) the average bonus paid or that has been earned and accrued, but unpaid to the Executive by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Date of Termination occurs, and (b) the Annual Bonus paid for the fiscal year immediately preceding the Date of Termination (both (a) and (b) annualized for any fiscal year consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) and (II) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365(less all applicable tax withholdings and deductions), which shall be paid on the first practicable regularly scheduled payroll date following the expiration of the revocation period as specified in Section 19 below.

(3)           COBRA Continuation:  If Employee timely elects continued coverage under COBRA and pays the employee portion of the monthly premiums, the Company shall pay the employer portion of the monthly premium to continue Employee’s coverage (including coverage for eligible dependents, if applicable) at active employee rates through the period starting on the Separation Date and ending on the earliest to occur of (i) October 31, 2019 (ii) the date Employee and Employee’s eligible dependents, if applicable, become eligible for group health insurance coverage through a new employer; or (iii) the date Employee ceases to be eligible for COBRA continuation coverage for any reason, including plan termination (the “COBRA Premium Period”); provided, however, that (A) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A (as defined below) under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover Employee under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Employee in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof). In the event Employee becomes covered under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Premium Period, Employee shall immediately notify the Company of such event. After the end of the Severance Period, if Employee elects to continue health insurance coverage under COBRA, Employee may do so at Employee’s sole expense for the balance of the COBRA period. Employee agrees that the COBRA Premium Period shall count against any obligation to provide continuation coverage to Employee pursuant to COBRA.

(4)           Stock Option Exercise Period Extension: Subject to Employee’s timely execution and non-revocation of a general release of claims (in a form prescribed by the Company) upon his or her termination of service from the Company, each outstanding and vested Option held by Employee as of his or her termination of service from the company (an “Eligible Idera Option”) shall remain exercisable until the earlier of (I) 12 months from the end of the quarter in which Employee terminates services from the Company or (II) the Eligible Idera Option’s original expiration date (the “Exercise Period Extension”). Notwithstanding the above, Employee acknowledges that if an Eligible Idera Option is intended to qualify as an incentive stock option (an “Incentive Stock Option”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”), then the Exercise Period Extension, if effected, would cause such option to lose its status as an Incentive Stock Option, which may have adverse tax consequences to Employee. Accordingly, this Agreement provides Employee with a choice of effecting the Exercise Period Extension or not, in Employee’s sole discretion. Should Employee wish to effect the Exercise Period Extension, Employee must select “I Elect to Effect the Exercise Period Extension” on Exhibit A to this Agreement and return Exhibit A to the Company prior to the 30th day following receipt of this Agreement. Such election is separate and distinct from the legal release contained in this Agreement. In the event Employee does not return a signed Exhibit A to the Company within 30 days of the receipt of this Agreement, the Company will irrevocably consider the Exercise Period Extension waived with respect to Incentive Stock Options and the Incentive Stock Options will expire ninety (90) days from Employee’s Separation Date (or the original expiry date of the option, if sooner).

3.             Employee’s Release. Employee, for and on behalf of Employee and Employee’s executors, administrators, successors and assigns, voluntarily, knowingly and willingly releases and forever discharges the Company, together with its past and present subsidiaries and affiliates, together with each of its owners, investors, members, officers, directors, partners, employees, agents, representatives and attorneys, and each of its affiliates, estates, predecessors, successors and assigns (collectively, “Releasees”) from any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, “Claims”) which Employee or Employee’s heirs, executors, administrators, successors or assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever: (a) arising from the beginning of time through the date upon which Employee signs this Agreement, including, but not limited to, (i) any such Claims relating in any way to Employee’s employment relationship with the Company or any other Releasees, and (ii) any such Claims arising under any federal, local or state statute or regulation, including, without limitation, the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, all as amended and including all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (b) relating to wrongful employment termination; or (c) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company or any of the other Releasees and Employee, including, but not limited to, any employment; provided, however, that notwithstanding the foregoing, nothing contained in this Section 3 shall in any way diminish or impair: (x) any rights Employee may have to Accrued Compensation; (y) Employee’s ability to bring proceedings to enforce this Agreement; or (z) any Claims Employee may have that cannot be waived under applicable law, such as unemployment benefits, workers’ compensation and disability benefits. Employee acknowledges and agrees that the Company and the Releasees have fully satisfied any and all obligations owed to Employee arising out of or relating to Employee’s employment with the Company, and no further sums, payments or benefits are owed to Employee by the Company or any of the Releasees arising out of or relating to Employee’s employment with the Company, except as expressly provided in this Agreement.

4.             Cooperation: Upon request by the Company, Employee shall provide advice and information to the Company concerning matters that arose during Employee’s employment and shall assist and cooperate with the Company (at reasonable dates, times and places) in any litigation or local, state or federal administrative proceedings concerning matters that arose during Employee’s employment. In the event that Employee incurs reasonable and appropriate expenses in connection with such litigation or administrative proceedings at the request of the Company, the Company shall promptly reimburse Employee such expenses.

5.             No Admissions. Neither the execution of this Agreement by the Releasees, nor the terms hereof, constitute an admission by the Releasees of any liability to Employee, all of which the Company specifically denies.

6.             No Disparagement. Employee hereby agrees that, subject to Section 9, Employee and anyone acting on Employee’s behalf, shall not, directly or indirectly, make any statement or release any information to any third party, or encourage any other person to make any statement or release any information to any third party, that is designed to embarrass or criticize or otherwise disparage the Company or any Releasees (or any officer or director thereof) (“Disparaging Statement”); provided, however, that no truthful statement or release of truthful information shall be considered a Disparaging Statement if it is made voluntarily to regulators or released in response to a request from regulators, as required by lawful subpoena or other legal process or as otherwise provided by applicable law.

7.             No Assistance. Employee shall not assist in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints on behalf of any private third party against any of the Releasees, unless under a lawful subpoena or other court order to do so.

8.             Confidentiality and Confidential Information. Employee shall not disclose or publicize the payments and benefits set forth in this Agreement, directly or indirectly, to any person or entity, except to Employee’s spouse, accountant, attorney and to others as required by law. The Company shall instruct Employee on manner of communication of Employee’s departure from Company internally and externally. Further, without derogating from Employee’s undertakings and obligations under any law, which will continue to apply to Employee after the Separation Date, Employee acknowledges Employee’s obligation to keep confidential and not to disclose any information considered to be confidential or proprietary information which was obtained during the course of Employee’s employment with the Company (“Confidential Information”), including, but not limited to, any information concerning the Company’s operations, plans, strategies, technologies, processes, forecasts, products, sales, pricing, marketing, personnel or business or other information acquired by Employee (provided such Confidential Information was not and does not become readily available to the public through no act or omission by Employee).

9.             Permitted Disclosures. Pursuant to 18 U.S.C. § 1833(b), Employee understands that Employee will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company that (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or Employee’s attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Employee understands that if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding if Employee (x) files any document containing the trade secret under seal, and (y)

does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement that Employee has with the Company, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that Employee has with the Company shall prohibit or restrict Employee from making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company. Employee shall not be prohibited from reporting possible violations of Federal or State law or regulation to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation, nor is Employee required to notify the Company regarding any such reporting, disclosure or cooperation with the government.

10.          Return of Property.  Employee represents that Employee has returned or has agreed with the Company to a plan to return, as of the Separation Date, to Company all Company property which was in Employee’s possession, custody or control, including, but not limited to, documents, files, forms, customer information and lists, confidential business information, keys, computer equipment such as laptop computers and printers, electronic equipment, cell phones and similar handheld devices, pagers and Company-issued credit cards, unless otherwise retained for use under a consulting agreement to be executed by the Employee and Company.  Employee agrees that return of such company property retained beyond the Separation Date shall be governed by a consulting agreement to be executed by the Employee and Company.

11.          Non-Solicit. Employee agrees that for one (1) year following the Separation Date:

a.             Employee shall not recruit, solicit or induce, or attempt to induce, any employee, agent, consultant or contractor of the Company or any affiliate to terminate his, her or its employment with, or otherwise cease his, her or its relationship with, the Company or such affiliate; or solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or any affiliate which are contacted, solicited or served by Employee while employed by the Company.

b.             Employee acknowledges and recognizes that a violation of this Section 11 by Employee may cause irreparable and substantial damage and harm to the Company or its affiliates, could constitute a failure of consideration, and that money damages will not provide a full remedy for the Company or its affiliates for such violations. Employee agrees that in the event of his or her breach of this Section 11, the Company or any affiliate will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach, to enforce the specific performance of this Section 11 by Employee, and to enjoin Employee from engaging in any activity in violation of this Section 11.

12.          Response to Valid Subpoena, Court Order or Similar Legal Process. Nothing in this Agreement shall prohibit Employee from responding to a valid subpoena, court order or similar legal process; provided, however, that prior to making any such disclosure, Employee shall provide the Company with written notice of the subpoena, court order or similar legal process sufficiently in advance of such disclosure to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process.

13.          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and any successor organization which shall succeed to the Company by merger or consolidation or operation of law, or by acquisition of assets of the Company. Employee may not assign Employee’s duties or obligations under this Agreement.

14.          Fees and Costs. Subject to Section 20, the parties shall bear their own attorney’s fees and costs, if any.

15.          Entire Agreement. This Agreement sets forth the entire understanding between the Company and Employee, and supersedes all prior agreements, including the March 17, 2017 Change of Control Agreement between the Company and Employee, representations, discussions and understandings concerning the subject matter addressed herein. The Company and Employee represent that, in executing this Agreement, each party has not relied upon any representation or statement made by the other party, other than those set forth herein, with regard to the subject matter, basis or effect of this Agreement.

16.          Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be an original, but all of which shall constitute but one and the same agreement. A faxed or digital signature shall operate the same as an original signature.

17.          Severability. If any term or provision of this Agreement is held to be invalid or unenforceable for any reason, the validity or enforceability of the remaining terms or provisions shall not be affected, and such term or provision shall be deemed modified to the extent necessary to make it enforceable.

18.          Injunctive Relief. The Company shall be entitled, in addition to any other right or remedy, to injunctive relief enjoining or restraining Employee from any violation of this Agreement. This Section 18 shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief for any violations of this Agreement.

19.          Advice of Counsel/Revocation Period. Pursuant to, and in compliance with, the OWBPA, Employee hereby acknowledges that Employee has been advised to seek the advice of independent counsel. Employee agrees and acknowledges that the consideration provided to Employee under this Agreement is in addition to anything of value to which Employee is already entitled. Employee acknowledges that Employee is acting of Employee’s own free will, that Employee has been afforded a reasonable time to read and review the terms of the Agreement, especially the release set forth in Section 3), and that Employee is voluntarily entering into this Agreement with full knowledge of its provisions and effects. Employee intends that this Agreement shall not be subject to any claim for duress.

a.             Employee further acknowledges that Employee has been given at least twenty-one (21) days following receipt of this Agreement within which to consider this Agreement and that if Employee decides to execute this Agreement before the twenty-one-day period has expired, Employee does so voluntarily and waives the opportunity to use the full review period.  Employee also acknowledges that Employee has seven (7) days following Employee’s execution of this Agreement to revoke acceptance of the Agreement. This Agreement will not become effective until the eighth (8th) calendar day after the date it is signed by Employee. If Employee revokes Employee’s consent within such seven (7) calendar day period, the Company’s offer of the payments and benefits set forth in Section 2 shall be null and void, and Section 3 shall be of no force or effect. Employee acknowledges that, absent the execution of this Agreement, Employee would not be entitled to the payments set forth in Section 2. Employee acknowledges that the Company has not made any warranties or representations to Employee with respect to the tax consequences associated with Company Options and is in no manner relying on the Company or its representatives for an assessment of such tax consequences. Employee is advised to consult with his or her own tax advisor with respect to such tax consequences.

b.             If employee executes this Agreement prior to the Separation Date, this Agreement shall be re-executed where indicated below on or following the Separation Date (but no later than the later of (i) twenty-one days following receipt of this Agreement and (ii) seven (7) days following the Separation Date).  If this Agreement is not re-executed within such period, or if Employee revokes Employee’s re-execution within the seven (7) calendar day period after re-execution, the Company’s offer of the payments and benefits set forth in Section 2 shall be null and void. The decision to re-execute this Agreement in no way affects Employee’s prior release of claims under this Agreement. By Employee’s re-execution of this Agreement, the releases set forth in Section 3 shall be deemed to extend from the date on which Employee first executes this Agreement to the date on which Employee re-executes this Agreement.

20.          Reimbursement. If Employee violates the terms of this Agreement, the Company’s payment obligations under Section 2 will immediately cease, all payments paid under Section 2 may be recouped from Employee by the Company in such manner and on such terms as may be required by the Company, in each case, except for $100, which shall serve as consideration for the release set forth in Section 3 and Employee will reimburse the Company and/or the Releasees for any attorneys’ fees, costs or other damages arising from Employee’s breach of this Agreement.

21.          No Oral Modification; No Waivers. This Agreement may not be changed orally but may be changed only in a writing signed by a duly authorized representative of the Company and Employee. The failure of the Company or Employee to enforce any of the terms, provisions or covenants of this Agreement will not be construed as a waiver of the same or of the right of the Company or Employee to enforce the same. Waiver by the Company or Employee of any breach or default by another party to this Agreement of any term or provision of this Agreement will not operate as a waiver of any other breach or default.

22.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the conflict of law principles of any jurisdiction. Any court of competent jurisdiction thereof shall have jurisdiction to hear and decide any controversy or claim between the Company and Employee arising under or relating to this Agreement.

23.          Legally Binding. The terms of this Agreement contained herein are contractual, and not a mere recital.

24.          Section 409A. The intent of the parties is that payments and benefits under this Agreement be exempt from or comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith.    Any right under this Agreement to a series of installment payments shall be treated as a right to a series of separate payments.  All payments and benefits of nonqualified deferred compensation subject to Section 409A to be paid upon the termination of Employee’s employment (or any other similar term or phrase) shall be made only upon

Employee’s “separation from service” with the Company within the meaning of Section 409A (“Separation from Service”).  Notwithstanding anything to the contrary in this letter, no compensation or benefits shall be paid to Employee during the six (6)-month period following Employee’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this letter would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code.  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of Employee’s death), the Company shall pay Employee a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Employee during such period (without interest).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties, acknowledging that they are acting of their own free will, have caused the execution of this Agreement as of this day and year written below.  The parties also acknowledge that they have had a sufficient opportunity to read and review the terms of this Agreement and that they have each received the advice of their respective counsel with respect hereto.

IDERA PHARMACEUTICALS, INC.

		By:	/s/ Vin Milano

		Name:	Vin Milano

		Title:	President & CEO

		Date:	October 31, 2018 | 6:05 AM EDT

EMPLOYEE

/s/ Louis J. Arcudi, III
(sign)

Name:	Louis J. Arcudi, III

Date:	October 28, 2018 | 5:39 AM EDT

EMPLOYEE RE-EXECUTE IN ACCORDANCE WITH SECTION 19(B).

(sign)

Date:

Exhibit A to Separation Agreement and Release

EXHIBIT A

Incentive Stock Option Exercise Period Extension

Check One:

☒ I Elect to Effect the Exercise Period Extension.  I understand that electing to effect the Exercise Period Extension may have adverse tax consequences with respect to my Incentive Stock Options, depending on my specific tax situation.  I have been advised to consult with my own tax advisor with respect to such tax consequences.

☐ I DO NOT Elect to Effect the Exercise Period Extension.  I understand that all ISO options will expire 90 days from my Separation Date (or the original expiry date of the option, if sooner).

WARNING:  This form is optional.  If you do not complete and return this form to the Company prior to the 30th day following the date of the Agreement, you will be deemed to have not elected to effect the Exercise Period Extension.

EMPLOYEE

/s/Louis J. Arcudi III
(sign)

Name:	Louis J. Arcudi III

Date:	October 28, 2018 5:39 AM EDT

Exhibit A to Separation Agreement and Release